                                                                    EXHIBIT 10.8



                       AMENDMENT TO CONSULTING AGREEMENT

         This Amendment to Consulting Agreement (the "Amendment") made and entered into as of November 1, 1995, is by and between Bikers Dream, Inc., a California corporation (the "Company") and Meyer, Duffy & Associates (the "Consultant").

                                    RECITALS

         WHEREAS, the Company and the Consultant entered into that certain Consulting Agreement effective as of October 1, 1995 (the "Agreement"), pursuant to which the Consultant was engaged by the Company to provide consulting, financial advisory and investment banking services; and

         WHEREAS, the parties desire to amend the Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. All terms defined in the Agreement and used herein shall have the meaning given them in the Agreement.

         2. Paragraph II of the Agreement is hereby amended by changing the amount of capital to be raised for the Company from up to $10,000,000 to up to $20,000,000.

         3. Subparagraph D of Paragraph III of the Agreement is hereby renumbered subparagraph E and is amended to read in full as follows:

                 "E. In addition, the Consultant is assisting the Company in raising up to $20,000,000.00 of additional capital through an investment banker or bankers introduced by Consultant to the Company. Upon the successful closing of an offering(s) through such an investment banker, the Company agrees to grant to Consultant an option, in the form of the option attached hereto, to purchase 5,000 shares of the Company's common stock for each $1,000,000 of capital received by the Company in such offering(s), up to a maximum of 100,000 shares for $20,000,000 of capital received. The option shall be granted in pro rata increments, e.g., $7,500,000 in capital raised equates to 37,500 option shares. The option shall be exercisable at a price of $2.50 per share, at any time within two years after the date of completion of a successful financing pursuant hereto."

         4. Paragraph III of the Agreement is hereby amended by adding a new subparagraph D thereto which shall read as follows:

                 "D. In addition, in consideration of Consultants' assistance in raising additional capital for the Company of up to $1,000,000 in debt convertible to common stock at a price no less than $2.20 per share (the "Bridge Financing"), at least $100,000 of which shall have been received by the Company on or before November 3, 1995, the Company will compensate Consultant as follows:

                          (1) The Company will grant to Consultant an option, in the form of the option attached hereto, to purchase, at any time within two years after the date of grant, 50,000 shares of the Company's common stock at a price of $1.70 per share.

                          (2) The Company will pay Consultant a fee of 5% of all proceeds received by the Company from the Bridge Financing in excess of the first $100,000 of such proceeds, such fee to be paid, without any interest thereon, within ten days after the date on which written demand for such payment is made by Consultant; provided that consultant shall not make demand for payment within 180 days after the date on which all of the proceeds from the Bridge Financing have been received by the Company.

         5. Except as expressly set forth herein, the Agreement shall remain in full force and effect.

         6. This Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first hereinabove written.

                                        COMPANY

                                        Bikers Dream, Inc.

                                        By: _______________________________
                                            Its: __________________________

                                        CONSULTANT

                                        Meyer, Duffy & Associates

                                        By: _______________________________
                                            Its: __________________________